U.S. SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 21, 2020

Concierge Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada 000-29913 90-1133909 (state of incorporation) (Commission File Number) (IRS Employer I.D. Number) 1202 Puerta Del Sol San Clemente, CA 92673 Tel. (949) 429-5370 Fax. (888) 312-0124

(Address and telephone number of registrant's principal
executive offices and principal place of business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01	Other Events.

From time to time, Concierge Technologies, Inc. (the “Company”) is involved in legal proceedings arising primarily from the ordinary course of its business. Except as described below, there are no pending legal proceedings against the Company or its subsidiaries, including United States Commodity Funds LLC (“USCF”), an indirect wholly owned subsidiary of the Company.

On June 19, 2020, USCF was named as a defendant in a purported stockholder class action by Robert Lucas, individually and on behalf of others similarly situated, against defendants United States Oil Fund, LP (“USO”), USCF, John P. Love and Stuart P. Crumbaugh. The stockholder class action is pending in the U.S. District Court for the Southern District of New York as Civil Action No. 1:20-cv-04740. The putative class action complaint alleges that beginning in March 2020, in connection with USO’s registration and issuance of additional USO shares, defendants failed to disclose to investors certain extraordinary market conditions and the attendant risks that caused the demand for oil to fall precipitously, including the COVID-19 global pandemic and the Saudi Arabia-Russia oil price war. Plaintiff alleges that defendants possessed inside knowledge about the consequences of these converging adverse events on USO and did not sufficiently acknowledge them until late April and May 2020, after USO suffered losses and was allegedly forced to abandon its investment strategy. The complaint seeks to certify a class and award the class compensatory damages at an amount to be determined at trial. The defendants intend to vigorously contest such claims and move for their dismissal.

On August 17, 2020, USCF, USO, and John Love received a “Wells Notice” from the staff of the U.S. Securities and Exchange Commission (the “SEC”). The Wells Notice relates to USO’s disclosures in late April and early May regarding constraints imposed on USO’s ability to invest in Oil Futures Contracts (as defined in the Prospectus). The Wells Notice states that the SEC staff has made a preliminary determination to recommend that the SEC file an enforcement action against USCF, USO, and Mr. Love alleging violations of Sections 17(a)(1) and 17(a)(3) of the Securities Act of 1933, as amended, and Section 10(b) of the Securities Exchange Act of 1934, as amended, and Rule 10b-5 thereunder, in each case with respect to its disclosures and USO’s actions during that period. A Wells Notice is neither a formal charge of wrongdoing nor a final determination that the recipient has violated any law. USCF, USO, and Mr. Love maintain that USO’s disclosures and their actions were appropriate. They intend to vigorously contest the allegations made by the SEC staff in the Wells Notice and expect to engage in a dialogue with the SEC staff regarding this matter.

USCF was named as a defendant in a complaint dated August 10, 2020 (docketed August 19, 2020), filed by purported shareholder Darshan Mehan, asserted derivatively on behalf of USO, against defendants USCF, John P. Love, Stuart P. Crumbaugh, Nicholas D. Gerber, Andrew F Ngim, Robert L. Nguyen, Peter M. Robinson, Gordon L. Ellis, Malcolm R. Fobes III, and USO as a nominal defendant. The complaint is pending in the Superior Court of the State of California for the County of Alameda as Case No. RG20070732. The complaint alleges that the defendants breached their fiduciary duties to USO and that USCF failed to act in good faith in connection with a March 19, 2020 offering and certain extraordinary market conditions that caused demand for oil to fall precipitously, including the COVID-19 global pandemic and the Saudi Arabia-Russia oil price war. The plaintiff alleges that the defendants possessed inside knowledge about the consequences of these converging adverse events on USO and did not sufficiently acknowledge them until after USO suffered losses and was allegedly forced to abandon its investment strategy. The complaint seeks compensatory damages at an amount be determined at trial, restitution, equitable relief, attorney’s fees and costs. USCF, USO and the other defendants intend to vigorously contest such claims and move for their dismissal.

On August 19, 2020, USCF, USO and John Love received a “Wells Notice” from the staff of the U.S. Commodity Futures Trading Commission (the “CFTC”). The Wells Notice states that the CFTC staff has made a preliminary determination to recommend that the CFTC file an enforcement action against USCF, USO, and Mr. Love alleging violations of Sections 4o(1)(A) and (B) and 6(c)(1) of the Commodity Exchange Act, 7 U.S.C. §§ 6o(1)(A), (B), 9(1) (2018), and CFTC Regulations 4.26, 4.41, and 180.1(a), 17 C.F.R. §§ 4.26, 4.41, 180.1(a) (2019), in each case with respect to its disclosures and USO’s actions. A Wells Notice is neither a formal charge of wrongdoing nor a final determination that the recipient has violated any law. USCF, USO, and Mr. Love maintain that USO’s disclosures and their actions were appropriate. They intend to vigorously contest the allegations made by the CFTC staff in the Wells Notice and expect to engage in a dialogue with the CFTC staff regarding this matter.

USCF may have additional actions filed against it based on similar allegations as those that were made in the putative class actions and the shareholder derivative complaint that have been reported. The class actions and shareholder derivative complaint that have been reported to date, as well as any additional actions or complaints including similar allegations, will be reported, to the extent material, in the Company’s annual report on Form 10-K for fiscal year ended June 30, 2020 to be filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2020

CONCIERGE TECHNOLOGIES, INC.

By: /s/ Nicholas Gerber

      Nicholas Gerber

      Chief Executive Officer